                                    EXHIBIT 3

                          THE SPORTS CLUB COMPANY, INC.
                     PRO FORMA CONSOLIDATED INCOME STATEMENT
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998

                                                              As Originally
                                                                 Reported     Adjustments      As Adjusted
                                                              -------------   -----------      -----------
Revenues                                                         $ 81,923      $(23,979)(1)     $ 57,944

Operating expenses:
  Direct                                                           56,746       (18,581)(1)       38,165
  Selling, general and administrative                               8,556        (1,453)(1)&(2)    7,103
  Depreciation and amortization                                     5,282        (1,513)(1)        3,769
                                                                 --------      --------         --------
    Total operating expenses                                       70,584       (21,547)          49,037
                                                                 --------      --------         --------
      Income from operations                                       11,339        (2,432)           8,907

Other income (expense):
  Net interest expense                                             (1,629)        4,381            2,752
  Minority interests                                                 (150)           --             (150)
  Equity interest in net income of unconsolidated subsidiary          880          (880)(1)           --
  Non-recurring charge                                               (314)           --             (314)
                                                                 --------      --------         --------
     Income before income taxes and extraordinary charge           10,126         1,069           11,195
Income tax provision                                                3,971           419(1)         4,390
                                                                 --------      --------         --------
      Income before extraordinary charge                            6,155           650            6,805

Extraordinary charge, net of income tax benefit                     2,173            --            2,173
                                                                 --------      --------         --------
      Net income                                                 $  3,982      $    650         $  4,632
                                                                 ========      ========         ========

Income per share before extraordinary charge:

  Basic                                                          $   0.33                       $   0.37
                                                                 ========                       ========
  Diluted                                                        $   0.33                       $   0.37
                                                                 ========                       ========
Effect of extraordinary charge:
   Basic                                                         $  (0.12)                      $  (0.12)
                                                                 =========                      =========
   Diluted                                                       $  (0.12)                      $  (0.12)
                                                                 =========                      =========
Net income per share:
  Basic                                                          $   0.21                       $   0.25
                                                                 ========                       ========
  Diluted                                                        $   0.21                       $   0.25
                                                                 ========                       ========
Weighted average shares outstanding:
  Basic                                                            18,603                         18,603
                                                                 ========                       ========
  Diluted                                                          18,829                         18,829
                                                                 ========                       ========

                 See footnotes to pro-forma financial statements




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                                NOTES TO EXHIBITS

(1)  Eliminate revenues and expenses of the Spectrum Clubs.

(2) Eliminate selling, general and administrative expenses previously allocated to the Spectrum Clubs and the effect of the Support Services Agreement with the new owners of the Spectrum Clubs.

(3) Record the effect of the proceeds from the sale of the Spectrum Clubs on net interest expense. An assumed interest rate of 5.5% was used for the calculation.

(4) Adjust the Balance Sheet to record the effect of the sale of the Spectrum Clubs.